Exhibit 3.2

AMENDED AND RESTATED

By-Laws

of

Provident Bancorp, Inc.

Effective: March 10, 2015

Table of Contents

Article I. Organization	1

1.1. Organization	1

Article II. Shareholders	1

2.1. Annual Meeting	1
2.2. Special Meetings	1
2.3. Matters to be Considered at Meetings	1
2.4. Notice of Meetings	2
2.5. Quorum	2
2.6. Voting and Proxies	2
2.7. Action at Meeting	3
2.8. Presiding Officer	3
2.9. Action Without Meeting	3

Article III. Directors	3

3.1. Powers	3
3.2. Composition and Term	3
3.3. Director Nominations and Election	4
3.4. Qualification	5
3.5. Resignation	6
3.6. Vacancies	6
3.7. Compensation	6
3.8. Regular Meetings	6
3.9. Special Meetings	6
3.10. Notice of Special Meetings	7
3.11. Quorum	7
3.12. Action at Meeting	7
3.13. Manner of Participation	7
3.14. Action by Consent	7
3.15. Presumption of Assent	7
3.16. Committees	8
3.17. Powers of Executive Committee	8

Article IV. Officers	8

4.1. Enumeration	8
4.2. Election	8
4.3. Qualification	9
4.4. Tenure	9
4.5. Resignation	9
4.6. Chairman of the Board	9
4.7. Chief Executive Officer	9
4.8. President, Vice Presidents and Assistant Vice Presidents	9
4.9. Treasurer and Assistant Treasurers	10
4.10. Secretary and Assistant Secretaries	10

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4.11. Other Powers and Duties	10
4.12. Absence, Disability and Vacancies	10

Article V. Capital Stock	10

5.1. Certificates of Stock	10
5.2. Transfers	11
5.3. Record Holders	11
5.4. Record Date	11
5.5. Replacement of Certificates	11
5.6. Issuance of Capital Stock	12
5.7. Dividends	12

Article VI. Indemnification	12

6.1. Officers	12
6.2. Non-Officer Employees	12
6.3. Service at Direction of Board of Directors	12
6.4. Good Faith	12
6.5. Prior to Final Disposition	13
6.6. Insurance	13
6.7. Definitions	13
6.8. Limitations Imposed by State or Federal Law	14

Article VII. Conflicts of Interest	14

7.1. Conflicts of Interest	14

Article VIII. Miscellaneous Provisions	14

8.1. Fiscal Year	14
8.2. Seal	14
8.3. Execution of Instruments	14
8.4. Voting of Securities	15
8.5. Resident Agent	15
8.6. Corporation Records	15
8.7 Articles	15
8.8. Forum Selection	15
8.9. Amendments	15

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Provident Bancorp, Inc.

By-Laws

Article I.

Organization

1.1. Organization.  The name of this corporation (hereinafter in these By-Laws called the “Corporation”) is Provident Bancorp, Inc., or such other name as hereafter may be adopted in accordance with law.  The main office of the Corporation is and shall be located in Amesbury, Massachusetts, subject to change as authorized by law.  The Corporation shall have and may exercise all of the powers, privileges and authority, express and implied, now or hereafter conferred by the Massachusetts General Laws, as amended, and by any and all other statutes and laws of Massachusetts and of the United States and regulations thereunder.

Article II.

Shareholders

2.1. Annual Meeting.  The annual meeting of the shareholders for elections and other purposes shall be held on such date and at such time and place as may be fixed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

2.2. Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called at any time only by the Chairman of the Board, by the Chief Executive Officer, by a majority of the Directors then in office or by the holder or holders of not less than a majority of all the outstanding capital stock of the Corporation entitled to vote at the meeting.  Only those matters as are set forth in the call of the special meeting and as meet the requirements set forth in Section 2.3 may be considered or acted upon at such special meeting, unless otherwise provided by law.

2.3. Matters to be Considered at Meetings.  At an annual or special meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall be proper subjects for shareholder action pursuant to these By-Laws or applicable law and shall have been brought before the meeting (a) by, or at the direction of, the Board of Directors, the Chairman of the Board, or the Chief Executive Officer or (b) by the holder or holders of not less than a majority of all the outstanding capital stock of the Corporation entitled to vote at the meeting who complies or comply with the notice procedures set forth in this Section 2.3.

For a proposal to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be received at the principal executive offices of the Corporation not less than eighty (80) days nor more than ninety (90) days prior to the scheduled annual or special meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to the anniversary of the preceding year’s annual meeting, the shareholder’s notice must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such meeting notice was

(X) mailed or (Y) publicly disclosed.  A shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the proposal desired to be brought before such meeting and the reasons for conducting such business at the meeting, (b) the name and address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, and (c) any financial interest of the shareholder proposing such business or of any other shareholder in such proposal.

Nothing contained in this Section 2.3 shall require notices or other materials distributed by the management of the Corporation to include any information with respect to shareholder proposals.  The Board of Directors may reject any shareholder proposal not timely made in accordance with the terms of this Section 2.3.  This provision shall not prevent the consideration and approval or disapproval at an annual or special meeting of reports of officers, Directors, and committees, but in connection with such reports, no matter shall be acted upon at such annual or special meeting unless stated and filed as herein provided.

2.4. Notice of Meetings.  A written notice of all annual and special meetings of shareholders shall state the place, date and hour of such meetings.  Such notice shall be given by the Secretary (or any other person authorized by these By-Laws or by law to give notice or call a meeting) at least seven (7) days before the meeting to each shareholder by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears on the record books of the Corporation. When any shareholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.   A written waiver of notice, executed before or after a meeting by such shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to notice of the meeting.

2.5. Quorum.  The holders of a majority in interest of all stock issued, outstanding, and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a quorum is present at a meeting, a majority of the shareholders present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice, except as provided in Section 2.4.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The shareholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.6. Voting and Proxies.  Shareholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Articles of Organization of the Corporation (the “Articles”).  Shareholders of record may vote either in person or by written proxy dated not more than six (6) months before the meeting named therein.  Proxies shall be filed with the Secretary at the meeting, or any adjournment thereof, before being voted.  Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors.  Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting.  A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Secretary of the Corporation receives a specific written notice to the contrary from any one of them.  Whenever stock is held in the name of two or more persons, in the absence of specific written notice to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled.  In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority does not agree.  A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless successfully challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

2.7. Action at Meeting.  When a quorum is present, any matter before a meeting of the shareholders shall be decided by vote of a majority of the shares of stock voting on such matter, except where a larger vote is required by law or by these By-Laws.  Any election by shareholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law or by these By-Laws.  No ballot shall be required for any election unless required by a shareholder entitled to vote in the election.

2.8. Presiding Officer.  The Chairman of the Board shall preside at all meetings of the shareholders.  In the absence of the Chairman of the Board, the Chief Executive Officer shall preside.

2.9. Action Without Meeting.  Any action to be taken at any annual or special meeting of shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.  Such consents shall be treated for all purposes as a vote at a meeting.

Article III.

Directors

3.1. Powers.  The business and affairs of the Corporation shall be managed by a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law or by these By-Laws.  In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board.

3.2. Composition and Term.  The number of Directors shall be established from time to time by the Directors, provided that the number so fixed shall be not less than seven (7) nor more than twenty-five (25), except as otherwise required by applicable law.  The Board of Directors shall initially consist of fifteen (15) individuals, and shall remain fixed at such number until another number is fixed by the Board of Directors.  The Directors shall be divided into three groups as nearly equal in number as possible and the members of one of such groups shall be elected annually to serve for a term of three years and until their successors are elected and qualified.  When the number of Directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned.

The Board of Directors shall be composed of (a) those persons designated in the Articles of the Corporation (the “Initial Directors”), such persons to serve as Directors until the expiration of their terms and until their successors are elected and qualified; and (b) as such terms expire, those persons who are elected as Directors from time to time as provided herein.

3.3. Director Nominations and Election.  Nominations of candidates for election as Directors at any annual meeting of shareholders may be made (a) by, or at the direction of, a majority of the Board of Directors or a designated committee thereof or (b) by any holder of record (both as of the time notice of such nomination is given by the shareholder as set forth below and as of the record date for the annual meeting in question) of any capital shares of the Corporation entitled to vote at such annual meeting who complies with the requirements set forth in this Section 3.3.  Only persons nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible for election as Directors at an annual meeting.

Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.3.  To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than eighty (80) days nor more than ninety (90) days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to the anniversary of the preceding year’s annual meeting, the shareholder’s notice must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such meeting notice was (X) mailed or (Y) publicly disclosed. Such shareholder’s notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of the Corporation’s capital shares which are beneficially owned by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as Directors, pursuant to the Securities Exchange Act of 1934, as amended, and the Rules and regulations thereunder, including, but not limited to, the written consent of such person to serve as a Director if elected; and (b) as to the shareholder giving the notice (i) the name and address as they appear on the Corporation’s books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of the Corporation’s capital shares which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.  At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee.

Nothing contained in this Section 3.3 shall require proxy materials distributed by the management of the Corporation to include any information with respect to nominations by shareholders.

No person shall be elected as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.3.  Ballots bearing the names of all the persons who have been nominated for election as Directors at an Annual Meeting or special meeting in accordance with the procedures set forth in this Section 3.3 shall be provided for use at such Annual Meeting or special meeting.

The Board of Directors, a designated committee thereof, or the presiding officer may reject any nomination by a shareholder that is not timely made in accordance with this Section 3.3 or does not satisfy the requirements of this Section 3.3 in any material respect.shareholder

3.4. Qualification.  Each Director shall have such qualifications as are required by law.  If required by applicable law, not less than a majority of the Directors of the Corporation shall be citizens of Massachusetts and residents therein at any one time.  No person shall serve as a Director if such person is a 10% or more shareholder, corporator, trustee, director or officer of any holding company for any bank, credit union, thrift institution, mortgage banking company, consumer loan company or similar organization that is not the mutual holding company that owns the majority of the outstanding capital stock of the Corporation, or a 10% or more shareholder, trustee, director or officer of any other bank, credit union, thrift institution, mortgage banking company, consumer loan company or similar organization that is not a director or indirect subsidiary of the mutual holding company that owns the majority of the outstanding capital stock of the Corporation.  No person shall be qualified to continue to serve as a Director after the annual meeting immediately following his or her seventieth birthday, provided that any Director who has already reached the age of seventy (70) as of January 1, 2015 shall not be qualified to serve as a Director after the annual meeting immediately following his or her seventy-fifth birthday.

No person shall be eligible for election or appointment to the Board of Directors: (i) if a financial or securities regulatory agency has issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (iv) if such person did not, at the time of his or her first election or appointment to the Board of Directors of the Corporation or The Provident Bank, maintain his or her principal residence (as determined by reference to such person’s most recent tax returns, copies of which shall be provided to the Corporation for the sole purpose of determining compliance with this clause (iv)) within a county in which the Corporation or any subsidiary thereof maintains an office, or in any county contiguous to a county in which the Corporation or any subsidiary thereof maintains an office for a period of at least one year prior to the date of his or her purported nomination, election or appointment to the Board of Directors.  No person may serve on the Board of Directors if such person: (x) does not agree in writing to comply with all of the Corporation’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications hereunder; (y) is a party to any agreement or arrangement with a party other than the Corporation or a subsidiary that (1) materially limits his or her voting discretion as a member of the Board of Directors of the Corporation, or (2) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of the Corporation; or (z) is the nominee or representative, as those terms are defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n) (or any successor provision), of a company or other entity of which any of the directors, partners, trustees or 10% shareholders would not be eligible for election or appointment to the Board of Directors under this Section 3.4.

3.5. Resignation.  Any Director may resign at any time by delivering his written resignation to the main office of the Corporation addressed to the Chairman of the Board, the Chief Executive Officer or the Secretary.  Such resignation shall be effective upon receipt thereof by the Chairman of the Board, the Chief Executive Officer or the Secretary, unless it is specified to be effective at some other time or upon the happening of some other event.

3.6. Vacancies.  Any vacancy occurring on the Board of Directors, whether as a result of resignation, removal, death or increase in the number of Directors, may be filled by the Board of Directors, or, if the Directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all of the Directors remaining in office.  A Director elected to fill such a vacancy shall be elected to serve for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created and until such Director’s successor has been duly elected and qualified, or until such Director sooner dies, resigns, is removed or becomes disqualified.

3.7. Compensation.  The members of the Board of Directors and the members of either standing or special committees may be allowed such compensation for attendance at meetings as the Board of Directors may determine.

3.8. Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this By-Law on the same date and at the same place as the annual meeting of shareholders, or the special meeting held in lieu thereof, following such meeting of shareholders.  The Board of Directors may provide by resolution the time, date and place for the holding of regular meetings without other notice than such resolution. Unless otherwise provided by the Board of Directors, the regular meetings of the Board of Directors shall be held at a place or places fixed from time to time by the Chief Executive Officer in accordance with applicable law.

3.9. Special Meetings.  Special meetings may be called and held as provided by law.  Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer and shall be called by the Secretary if requested in writing by at least three Directors.  The persons authorized to call special meetings of the Board of Directors may fix the time, date and place for holding any special meeting of the Board of Directors called by such persons.

The Chairman of the Board shall preside at all meetings of the Directors.  In the absence of the Chairman of the Board, the Chief Executive Officer shall preside, and if the Chief Executive Officer is not present, a Director of the Corporation may be chosen by the Directors present to preside at such meeting.

3.10. Notice of Special Meetings.  Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or any other officer.  Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone or sent to his business or home address by telecommunication at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight (48) hours in advance of such meeting.  Such telecommunication notice shall be deemed to be delivered when transmitted, and such written notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid.  When any Board of Directors’ meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.  Any Director may waive notice of any meeting by a writing executed by him either before or after the meeting and filed with the records of the meeting.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.11. Quorum.  A majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice, except as provided in Section 3.10.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

3.12. Action at Meeting.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by applicable law or by these By-Laws.

3.13. Manner of Participation.  Members of the Board of Directors may participate in meetings of the Board or any committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.  Such participation shall constitute presence in person.  Members may transmit any written authorizations that may be required during the meeting by electronic facsimile or other commercially acceptable transmission.

3.14. Action by Consent.  Any action required or permitted to be taken by the Board of Directors at any meeting may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed or delivered to the Corporation by electronic transmission, by all of the Directors then in office.  Such written consents shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

3.15. Presumption of Assent.  A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention has been entered in the minutes of the meeting or unless he has filed a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or has forwarded such dissent by registered mail to the Secretary of the Corporation within five (5) days after the date such dissenting Director receives a copy of the minutes of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

3.16. Committees.  The Board of Directors, by vote of a majority of all of the Directors then in office, shall elect an Audit Committee, an Executive Committee and a Nominating Committee, and may elect such other committees as it deems appropriate. The Board of Directors may delegate to such committees some or all of its powers except those which by law or by these By-Laws may not be delegated.  Any such committee shall consist of not less than three (3) members of the Board of Directors.  No member of the Audit Committee shall be an operating officer of the Corporation or a member of the Executive Committee.  The Nominating Committee shall prepare a list of nominees recommended by it (a) as nominees for Director for consideration at the annual meeting and (b) as nominees for certain officer positions for consideration at the first meeting of Directors following the annual meeting.  Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors.  All members of such committees shall hold such offices at the pleasure of the Board of Directors.  The Board of Directors may abolish any committee (other than the Audit Committee and the Executive Committee) at any time, subject to applicable law.  Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.  The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

3.17. Powers of Executive Committee.  In addition to the powers and duties provided by law, the Executive Committee, when the Board of Directors is not in session, may act as an executive committee and exercise general supervision and control in all matters pertaining to the interests of the Corporation not otherwise provided by law or in these By-Laws, subject at all times to the direction and control of the Board of Directors. The Chief Executive Officer shall be a member of the Executive Committee.

Article IV.

Officers

4.1. Enumeration.  The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Treasurer, and a Secretary, and shall include such other officers, including without limitation a Chairman of the Board, a Chief Executive Officer, a Secretary, and one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries or Assistant Secretaries, as the Board of Directors may determine.

4.2. Election.  The Chief Executive Officer, the President, the Treasurer, the Secretary and all officers at the level of Vice President or above shall be elected by the Board of Directors annually at their first meeting following the annual meeting of shareholders.  All other officers may be elected by the Board of Directors or appointed by the Chief Executive Officer.

4.3. Qualification.  Each officer shall have such qualifications as are required by law.  No officer shall serve as a corporator, trustee, director or officer of any holding company for any bank, credit union or thrift institution which is not the mutual holding company which owns the majority of the outstanding capital stock of the Corporation, or as a trustee, director or officer of any other bank, credit union or thrift institution which is not a subsidiary of the mutual holding company which owns the majority of the outstanding capital stock of the Corporation.

4.4. Tenure.  Except as otherwise provided by law, by the Articles or by these By-Laws, the President and Treasurer shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their respective successors are chosen and qualified.  All other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen.  Election or appointment of an officer, employee or agent shall not of itself create contract rights to continued employment or otherwise.  The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with governing law or regulation, but no such contract right shall preclude the Board of Directors from exercising its right to remove any officer at any time in accordance with Section 4.5.

4.5. Resignation and Removal.  Any officer may resign by delivering his written resignation to the Corporation at its main office addressed to the Chief Executive Officer, President or Secretary.  Such resignation shall be effective upon receipt thereof by the Chief Executive Officer, President or Secretary, unless it is specified to be effective at some other time or upon the happening of some other event.  Any officer or agent elected or appointed by the shareholders or the Board of Directors may, in addition to other provisions for removal contained in applicable laws, be removed at any time by the affirmative vote of a majority of the whole Board of Directors.  Any officer appointed by the Chief Executive Officer, and any employee or agent of the Corporation, may be removed at any time with or without cause by the Chief Executive Officer or by the Board of Directors.

4.6. Chairman of the Board.  The Board of Directors may annually elect a Chairman of the Board.  The Chairman of the Board shall preside, when present, at all meetings of the shareholders and of the Board of Directors.

4.7. Chief Executive Officer.  The Chief Executive Officer shall have, subject to the direction of the Board of Directors, general supervision and control of the Corporation’s business. The Chief Executive Officer shall be a Director of the Corporation. Unless otherwise provided by the Board of Directors, he shall preside, when present, at all meetings of shareholders and of the Board of Directors if there is no Chairman of the Board or if the Chairman of the Board does not attend such meetings.

4.8. President, Vice Presidents and Assistant Vice Presidents.  The President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate and shall serve as the Chief Executive Officer of the Corporation unless the Board of Directors otherwise provides.

Any Vice President or Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

4.9. Treasurer and Assistant Treasurers.  The Treasurer shall have, subject to the direction of the Board of Directors, general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account.  He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.  The Treasurer shall also perform such other duties as the Board of Directors may from time to time designate.

Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

4.10. Secretary and Assistant Secretaries.  The Secretary shall keep a record of the meetings of shareholders.  In case a Secretary is not designated or is absent, the Secretary or an Assistant Secretary shall keep a record of the meetings of the Board of Directors.  In the absence of the Secretary from any meeting of the shareholders, an Assistant Secretary if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary.

4.11. Other Powers and Duties.  Subject to these By-Laws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

4.12. Absence, Disability and Vacancies.  In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in such office, or the Executive Committee may make such designation until the Board of Directors shall take other action.  In the case of a vacancy in any office, the vacancy may be filled by the Board of Directors to the extent provided by law, and the Executive Committee may designate a person to fill such office until the next meeting of the Board of Directors.

Article V.

Capital Stock

5.1. Certificates of Stock.  The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation.  For certificated stock, each shareholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors.  Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, and sealed with the corporate seal or a facsimile thereof.  Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation.  In case any officer who has signed or whose signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.  Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified.  Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.  Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the shareholder a written statement of the same information required with respect to stock certificates.

5.2. Transfers.  Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation, kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation, by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

5.3. Record Holders.  Except as may be otherwise required by law, by the Articles or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

It shall be the duty of each shareholder to notify the Corporation of his current post office address.

5.4. Record Date.  The Board of Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or the making of any distribution to shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent.  In such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date.  Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed, (a) the record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

5.5. Replacement of Certificates.  In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

5.6. Issuance of Capital Stock.  Subject to (i) regulatory approvals if they are required by law, and (ii) shareholder approval if required by the Articles, the Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

5.7. Dividends.  Subject to applicable law, the Articles and these By-Laws, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on outstanding shares of its capital stock.

Article VI.

Indemnification

6.1. Officers.  To the extent permitted by law and except as provided in Sections 6.3 and 6.4, each Officer of the Corporation (and his heirs and personal representatives) shall be indemnified by the Corporation against all Expenses incurred by him in connection with any Proceeding in which he is involved as a result of (a) his serving or having served as an Officer or employee of the Corporation, (b) his serving or having served as a director, officer or employee of any of its wholly-owned subsidiaries, or (c) his serving or having served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.

6.2. Non-Officer Employees.  To the extent permitted by law and except as provided in Sections 6.3 and 6.4, each non-Officer Employee of the Corporation (and his heirs and personal representatives) may, in the discretion of the Board of Directors, be indemnified against any or all Expenses incurred by him in connection with any Proceeding in which he is involved as a result of (a) his serving or having served as a non-Officer Employee of the Corporation, (b) his serving or having served as a director, officer, or employee of any of its wholly-owned subsidiaries, or (c) his serving or having served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.

6.3. Service at Direction of Board of Directors.  No indemnification shall be provided to an Officer or non-Officer Employee with respect to his serving or having served in any of the capacities described in Sections 6.1(c) and 6.2(c), respectively, unless such service was required or directed by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates; provided that the Board of Directors may provide an Officer or non-Officer Employee with indemnification, as to a specific Proceeding, even though such Board of Directors vote was not obtained, if in its discretion, the Board of Directors determines it to be appropriate for the Corporation to do so.

6.4. Good Faith.  No indemnification shall be provided to an Officer or to a non-Officer Employee with respect to a matter as to which he shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.  In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or upon a non-Officer Employee, no indemnification shall be provided to said Officer or to said non-Officer Employee with respect to a matter if there is a determination that with respect to said matter said Officer or said non-Officer Employee did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation.  The determination shall be made by a majority vote of those Directors who are not involved in such Proceeding.  However, if more than half of the Directors are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three disinterested Directors chosen at a regular or special meeting of the Board of Directors to make such determination; provided, however, that if there are fewer than three disinterested Directors, the determination shall be made by a committee consisting of three disinterested shareholders, chosen at a regular or special meeting of the Board of Directors to make such a determination.

6.5. Prior to Final Disposition.  Any indemnification provided under this Article VI shall include (in the case of officers elected by the shareholders) and may, in the discretion of the Board of Directors, include (in the case of any other Officer or any non-Officer Employee) payment by the Corporation of Expenses incurred in defending a civil or criminal Proceeding in advance of the final disposition of such Proceeding, upon the Corporation’s receipt of an undertaking by the Officer or non-Officer Employee indemnified to repay such payment if he shall be adjudicated or determined to be not entitled to indemnification under Section 6.4.

6.6. Insurance.  The Corporation may purchase and maintain insurance to protect itself and any Officer or non-Officer Employee against any liability of any character asserted against and incurred by the Corporation or any such Officer or non-Officer Employee, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article VI.

6.7. Definitions.  For the purposes of this Article VI:

(a) “Officer” means any person who serves or has served as a Director or an operating officer of the Corporation;

(b) “non-Officer Employee” means any person who serves or has served as an employee of the Corporation but who is not an Officer;

(c) “Proceeding” means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

(d) “Expenses” means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount actually and reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

The provisions of this Article VI shall not be construed to be exclusive.  The Corporation shall have the power and authority to indemnify any person entitled or eligible to be indemnified under this Article VI and to enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which the Board of Directors deems to be appropriate.  Nothing in this Article VI shall limit any lawful rights to indemnification existing independently of this Article VI.  Nothing herein shall be deemed to limit the Corporation’s authority to indemnify any person pursuant to any contract or otherwise.

The provisions of this Article VI shall be applicable to persons who shall have ceased to be Directors, Officers or non-Officer Employees of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to be indemnified hereunder.

6.8. Limitations Imposed by State or Federal Law.  Notwithstanding any other provision set forth in this Article VI, in no event shall any payments made by the Corporation pursuant to this Article VI exceed the amount permissible under applicable state or federal law, including without limitation section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Article VII.

Conflicts of Interest

7.1. Conflicts of Interest.  No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization of which one or more of its Directors, officers, partners, or members are members of the Board of Directors or officers of the Corporation, or in which one or more of the Corporation’s Directors or officers have a financial or other interest, shall be void or voidable solely by reason thereof, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors of the Corporation or a committee thereof which authorized the contract or transaction, if:

(1) Any duality of interest or possible conflict of interest on the part of any Director or officer of the Corporation is disclosed to the other members of the Board or committee at a meeting at which a matter involving such duality or conflict of interest is considered or acted upon; and

(2) Any Director having a duality of interest or possible conflict of interest on any matter refrains from voting on the matter.  The minutes shall reflect that a disclosure was made and the abstention from voting.

Each Director and officer shall be advised of the foregoing upon the acceptance of his or her office and shall answer an annual questionnaire that requests the disclosure of such duality of interest or possible conflict of interest.

Article VIII.

Miscellaneous Provisions

8.1. Fiscal Year.  Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending December 31st.

8.2. Seal.  The Board of Directors shall have power to adopt and alter the seal of the Corporation.

8.3. Execution of Instruments.  All deeds, leases, transfers, contracts, bonds, notes and other instruments and obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President,

Treasurer or, as the Board of Directors may authorize, any other officer, employee or agent of the Corporation.

8.4. Voting of Securities.  Unless otherwise provided by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any other officer or agent designated by the Board of Directors may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of shareholders or shareholders of any other organization, any of whose securities are held by the Corporation.

8.5. Resident Agent.  The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.  Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of The Commonwealth of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

8.6.  Corporation Records.  The original, or attested copies, of the Articles, By-Laws and record of all meetings of the Directors shall be kept in Massachusetts at the main office of the Corporation, or at an office of its Secretary or resident agent.

8.7.  Articles.  All references in these By-Laws to the Articles shall be deemed to refer to the Articles of the Corporation, as amended and in effect from time to time.

8.8.  Forum Selection.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation Act, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Business Litigation Session of the Superior Court of the Commonwealth of Massachusetts, or if that court does not have jurisdiction, a court located within the Commonwealth of Massachusetts, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.8.

8.9.  Amendments.  These By-laws may be amended in the manner provided in the Articles.

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